UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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CHESS SUPERSITE CORPORATION

(Name of Registrant as Specified In Its Charter)

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CHESS SUPERSITE CORPORATION

1131A Leslie Street, Suite 101

Toronto, Ontario, Canada M3C 3L8

Telephone: (416) 444-4644

Notice of Proposed Action by Written Consent

of the Holders of the

Majority of the Voting Stock to be taken on or about October 18, 2017

To the Stockholders of Chess Supersite Corporation:

The enclosed Information Statement is to inform you that upon written consent by the holders of a majority of the voting capital of the Company, the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected 20 days from the date this Information Statement is mailed to stockholders which mailing is expected to be on or about September 28, 2017.

Only stockholders of record at the close of business on September 1, 2017 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED IN THE INFORMATION STATEMENT

By Order of the Board of Directors

/s/ Rubin Schindermann

     Chief Executive Officer

CHESS SUPERSITE CORPORATION

1131A Leslie Street, Suite 101

Toronto, Ontario, Canada M3C 3L8

Telephone: (416) 444-4644

INFORMATION STATEMENT

PURSUANT TO SETION 14(C) OF THE SECURITIES EXCHANEG ACT

OF 1934, AS AMENDED

CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

This Information Statement is furnished to all holders of the Common Stock and Preferred Stock of the Company in connection with a one-for- one thousand reverse stock split of its common stock, as further described in this Information Statement (“Reverse Split”). On September 6, 2017, the Company’s board of directors and the holders of the majority voting rights represented by the Company’s outstanding shares of stock entitled to vote thereon, executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware (“Corporation Law”) approving and adopting the Reverse Split.

The Reverse Split will be effected through the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation (“Amendment”).

This Information Statement is first being mailed to stockholders on or about September 28, 2017.

Only stockholders of record at the close of business on September 1, 2017 (“Record Date”) are entitled to notice of the action to be taken. There will be no vote on the Reverse Split by the stockholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Corporation Law. No other votes are required or necessary.

Pursuant to regulation promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Amendment may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to stockholders of the Company. In addition, the Amendment and the Reverse Split described therein must be submitted to the Financial Industry Regulatory Authority (“FINRA”) for approval as required by Rule 10b-17 of the Exchange Act. The Reverse Split will be deemed effective on the date and time approved by FINRA (“Effective Date”) which may be a date subsequent to the filing date of the Amendment under the Corporation Law.

Accordingly, all necessary corporate approvals in connection with the Reverse Split have been obtained and this Information Statement is furnished solely for the purpose of stockholders of the action to be taken in the manner required by the Corporation Law and the Exchange Act.

The cost of furnishing this Information Statement will be borne by the Company.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER’S RIGHTS OF APPRAISAL

The Corporation Law does not provide for dissenter’s rights of appraisal in connection with the Reverse Split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the Record Date, the Company had outstanding 1,083,647,339 shares of Common Stock, par value $0.0001 per share and 1,000,000 shares of Preferred Stock, par value $0.0001 per share. Rubin Schindermann and Alexander Starr, who hold the majority voting power on the Record Date, have signed a consent to the taking of the corporate action described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

THE REVERSE STOCK SPLIT

The Company, as authorized by its Board of Directors and stockholders, has approved the Reverse Split whereby record owners of the Company’s Common Stock as of the Effective Date, shall, after the Effective Date, own one (i) share of Common Stock for every one thousand (1,000) held as of the Effective Date. No stockholder’s ownership of Common Stock will be reduced below one (1) share after the Reverse Split and any fractional shares will be rounded up to next whole share.

The Board of Directors has taken appropriate action to adjust proportionally the number of shares and the exercise price of Common Stock issuable upon the exercise of conversion rights under its outstanding convertible promissory notes.

The principal effect of the Reverse Split will be to decrease the number of outstanding shares of the Company’s Common Stock from 1,083,647,339 shares to 1,082,647 shares, based on the number of shares of Common Stock outstanding on the Record Date. The total number of shares of Common Stock each stockholder holds will be reclassified automatically into the number of shares each stockholder held immediately before the Reverse Split divided by 1,000. No stockholder’s shareholding will be reduced below one (1) share and all fractional shares resulting from the Reverse Split will be rounded up to the next whole share.

As of the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split will deemed automatically and without any action on the part of a stockholder to represent 1,000th the number of shares of Common Stock on the fact of the certificate, subject to the rounding up of any fractional shares and subject to no shareholdings being reduced below one (1) share.

A copy of the proposed amendment is included in this Information Statement.

The Board of Directors believes that the Reverse Split is desirable for several reasons. The Reverse Split should enhance the acceptability of the Common Stock by the financial community and the investing public. The Board of Directors also believes that the Reverse Split may result in a broader market for the Common Stock hat that which currently exits. The expected increase price level of the Common Stock may encourage greater interest and trading and possibly promote greater liquidity for the Company’s stockholders. However, it is possible that such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Split.

The Company’s Common Stock is currently deemed a “penny stock”. As such, the Common Stock is subject to rules that impose additional sales practices on broker-dealers who sell such securities. Some broker-dealers may be unwilling to effect transactions in penny stocks. This could have an adverse effect on the liquidity of the Common Stock. The Board of Directors anticipates less volatility in the trading price if the trading price of the Common Stock increases following the Reverse Stock Split.

There can be no assurances that any or all of these effects will occur, including, without limitation, that (i) the market price of the Common Stock after the Reverse Split will be equal to the applicable multiple of the market price of the Common Stock before the Reverse Split; (ii) that such price will either exceed or remain in excess of the current market price; or (iii) that market for the Common Stock will improve.

Stockholders should keep in mind that certain disadvantages may result from the Reverse Split. The number of outstanding shares of Common Stock will be decreased as a result of the Reverse Split, but the number of shares of authorized Common Stock will not be so decreased. Therefore, the Company will have the authority to issue a greater number of shares of Common Stock following the Reverse Split with the need for stockholder approval to authorize additional shares. The Company does not currently have any plans with respect to the issuance of such additional shares. The increase in the authorized shares of Common Stock available for issuance could also have an anti-takeover effect. The issuance of additional shares of Common Stock in the future could dilute the voting power of a person seeking control of the Company, thereby making it more difficult for a takeover attempt opposed by the Company to succeed and thus limiting the opportunity for stockholders to realize a higher price for their shares than would generally be available in the public markets. The Board of Directors is not aware of any attempt to take over the Company and the Amendment is not intended as any type of anti-takeover measure.

The Reverse Split will increase the number of stockholders who own odd-lots of fewer than 100 shares of Common Stock. Stockholders holding odd-lots may experience increased costs of selling their shares and may have greater difficulty in making open market sales.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

The Company’s authorized capital consists currently of 2,020,000,000 shares of Common Stock, par value $0.0001 per share and 20,000,000 shares of Preferred Stock, par value $0.0001. As of the Record Date, there were 1,083,647,339 shares of Common Stock outstanding and 1,000,000 shares of Series A Preferred Stock issued and outstanding. The holders of Common Stock and the Preferred Stock are entitled to vote together as a single class on all matters to come before a vote of the stockholders of the Company.

VOTE REQUIRED FOR APPROVAL

Section 242 of the Delaware General Business Corporation Act provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Delaware Corporation. This includes the amendment discussed in this Information Statement. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation are set forth in Section 242 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

Section 228 of the Delaware General Business Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

The persons holding at least the majority voting power of the Company have adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock as described in this Information Statement. No further votes are required or necessary to effect the proposed amendment or the other corporate actions to be taken.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company’s Articles of Incorporation consist of 1,083,647,339 shares of the Company’s Common Stock and 1,000,000 shares of Series A Preferred Stock issued and outstanding as of the Record Date. The shares of Series A Preferred Stock, as a class, have rights equal to a multiple of 2X the number of shares of Common Stock issued and outstanding that is entitled to vote on any matter requiring shareholder approval.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company’s Common Stock as of September 1, 2017, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

Title of Class	Name and Address	Amount of
	of Beneficial Owner	Ownership	Percent of Class

Common Stock	Rubin Schindermann	72,000,000	6.82%
	1131A Leslie Street, Suite 101
	Toronto, Ontario
	Canada M3C 3L8

Common Stock	Alexander Starr	72,000,000	6.82%
	1131A Leslie Street, Suite 101
	Toronto, Ontario
	Canada M3C 3L8

Common Stock	Chess Supersite Inc.(a)	2,000,000	*
	1409-7440 Bathurst Street
	Thornhill, Ontario
	Canada L4J 7K8

Common Stock	All executive officers and
	directors as a group (2 persons)	31,000,000	13.65%

 __________________________________________________________

*	Less than 1%

(a)   Mr. Schindermann and Mr. Starr are officers and directors of Chess Supersite Inc. and as such each are considered the beneficial holders of the 2,000,000 shares registered in the name of Chess Supersite Inc.

INTEREST OF CERTAIN PERSONS IN

OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company’s Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company’s Articles of Incorporation.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company’s President, Alexander Starr, at 1131A Leslie Street, Suite 101, Toronto, Ontario, Canada M3C 3L8, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 will be provided without charge and as well as the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS INFORMATION STATEMENT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGAION REFORM ACT OF 1995. THE COMPANY INTENDS THAN SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE “SAFE HARBOR” PROVISIONS OF THAT ACT. FORWARD-LOOKING STATEMENTS REGARDING THE EFEFCTS OF THE REVERSE SPLIT AND ITS IMPACT ON THE COMPANY ARE FOPRWARD-LOOKING STATEMENTS AND NOT HISTORICAL FACTS. THESE STATEMENTS ARE PROJECTIONS OR ESTIMATES INVOLVING NUMEROUS RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO THE EFFECT OF THE REVERSE SPLIT ON MARKET PERFORMANCE OF THE COMPANY’S COMMON STOCK, POTENTIAL STOCK TRANSACTIONS AND CHANGES IN POLICIES OF REGULATORY AGENCIES. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLOY AS OF THE DATE HEREOF. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED IN THIS INFORMATION STATEMENT TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD TO SUCH FORWARD-LOOKING STATEMENTS.

Index of Exhibits

Exhibit 3(i)                Certificate of Amendment to Certificate of Incorporation.

EXHIBIT 3(i)

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CHESS SUPERSITE CORPORATION

ARTICLE FOUR

The total number of shares of stock which the Corporation shall have authority to issue is 20,020,000,000 shares consisting of 20,000,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share.

The voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions of the designated series of Preferred Stock are as set forth herein. On the effective date of this Certificate of Amendment, the issued and outstanding common stock of the Corporation shall be reduced by a ratio of 1,000 for 1 (“Reverse Split”). As a result of the Reverse Split, each share of common stock of the Corporation outstanding as of the effective date of this Certificate of Amendment shall, without any action on the part of the holder thereof, automatically be reclassified and changed into 1,000th of a share. Each holder of common stock shall receive one (1) share for every one thousand (1,000) shares owned. No fractional shares shall be issued and all fractional shares shall be rounded up to the next whole share. The holders of certificates for Common Stock prior to the reclassification described herein may deliver said certificates to the Corporation for exchange into new certificates.

Designation of Series A Preferred Stock 1,000,000 shares of Preferred Stock having a par value of $0.0001 per share shall be designated as Series A Preferred Stock (“Series A Stock”). Dividends shall be declared and set aside for any shares of Series A Stock in the same manner and amount as for the Common Stock. Series A Stock, as a class, shall have voting rights equal to a multiple of 2X the number of shares of Common Stock issued and outstanding that are entitled to vote on any matter requiring shareholder approval (“Voting Multiple”). Each share of Series A Stock shall be entitled to such number of votes based on the Voting Multiple and as held at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is marked or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. The Series A Stock shall not vote as a separate class, but shall vote together with the Common Stock on all matters, including any amendment to increase or decrease the authorized capital stock. Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the Corporation available for distribution to its shareholders shall be distributed to the holders of Common Stock and the holders of the Series A Stock ratably without any preference to the holders of the Series A Stock. Subject to and in compliance with the provisions of this Certificate of Amendment, shares of Series A Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock at the rate of One Hundred (100) shares of Common Stock for each One (1) share of Series A Stock (“Conversion Rate”).

Mechanics of Conversion. Each holder of Series A Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Notwithstanding anything to the contrary in the foregoing, no conversion shall occur until after the 60th day following the date that the first share of Series A Stock is issued ("Original Issue Date").

Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Conversion Rate in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustment hereunder shall become effective at the close of business on the date the subdivision or combination becomes effective.

Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Rate that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to reflect the actual payment of such dividend or distribution.

Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere herein, in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere herein, as a part of such capital reorganization, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of Certificate of Amendment with respect to the rights of the holders of Series A Stock after the capital reorganization to the end that the provisions of this Certificate of Amendment (including adjustment of the Conversion Rate then in effect and the number of shares issuable upon conversion of the Series A Stock) shall be applicable after that event and be as nearly equivalent as practicable.

Automatic Conversion. (i) Each share of Series A Stock shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Rate, (a) at any time upon the affirmative vote of all of the holders of the outstanding shares of the Series A Stock, or (b) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $10,000,000. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of this Certificate of Amendment. (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series A Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Stock, the holders of Series A Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of this Certificate of Amendment.

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